Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

AVANOS MEDICAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value	Other (457(c) and 457(h))	2,250,000	$12.18	$27,405,000.00	0.0001531	$4,195.71
Total Offering Amounts					$27,405,000.00		$4,195.71
Total Fee Offsets(3)							$0.00
Net Fee Due							$4,195.71

(1)Represents shares that may be issued under the Avanos Medical, Inc. 2021 Long Term Incentive Plan, as amended (the “Plan”), including additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan.
(2)Determined pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Company’s common stock (“Common Stock”) on the New York Stock Exchange on June 13, 2025.
(3)The Registrant does not have any fee offsets.